UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
July 8, 2024
(Date of Report)
(Date of earliest event reported)
JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)
New York
(State or other jurisdiction of incorporation)

001-11507	13-5593032

(Commission File Number)	(IRS Employer Identification No.)
111 River Street, Hoboken New Jersey	07030

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(201) 748-6000

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $1.00 per share	WLY	New York Stock Exchange
Class B Common Stock, par value $1.00 per share	WLYB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On July 10, 2024, the Company announced that the Board of Directors (the “Board”) of John Wiley & Sons, Inc. (the “Company”) appointed Matthew S. Kissner, age 70, as the President and Chief Executive Officer (“CEO”) of the Company, effective July 8, 2024. Mr. Kissner has served as the Company’s interim President and CEO since October 10, 2023, and a director of the Board since October 30, 2023. Prior to Mr. Kissner's appointment as interim President and CEO, he served as a Group Executive at the Company from 2019 through 2021 and subsequently provided transition and consulting services, which services ended prior to Mr. Kissner's appointment as interim President and CEO. Mr. Kissner also was a director of the Company from 2003 to 2019, serving as the first non-Wiley family member as Chair from 2015 to 2019 and served as interim President and CEO of the Company from May 2017 to December 2017.

The Company entered into an employment letter with Mr. Kissner, effective, July 8, 2024 (the "Employment Letter”). Under the Employment Letter, Mr. Kissner will (i) receive an annual base salary of $900,000; (ii) be eligible to participate in the Company’s Executive Annual Incentive Plan, with a target incentive equal to 150% of his base salary; and (iii) be eligible to receive an award under the Executive Long-Term Incentive Plan, with an anticipated value of $3 million, paid in the form of 60% performance stock units and 40% restricted stock units, which grant will continue to vest upon the transition to the next CEO. His annual incentive will be prorated to reflect any partial fiscal year of his employment. Mr. Kissner will not be eligible for severance under the Executive Severance Plan, or any other Company severance program during his tenure, or upon conclusion of his role as President and CEO.

Mr. Kissner’s appointment as President and CEO was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Kissner and any director or executive officer of the Company, and there are no transactions between Mr. Kissner and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

The foregoing summary of the Employment Letter is not complete and is qualified in its entirety by reference to the Employment Letter, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 10, 2024, the Company issued a press release entitled “Wiley Appoints Matthew Kissner as President and CEO” a copy of which is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1 Employment Letter between Matthew Kissner and John Wiley & Sons, Inc. dated July 8, 2024.
99.1 Press Release issued by the Company on July 10, 2024, furnished herewith.
104    Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOHN WILEY & SONS, INC.
(Registrant)

By	/s/ Christina Van Tassell
Christina Van Tassell
Executive Vice President and Chief Financial Officer

Dated: July 10, 2024